Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	September 21, 2011

H.B. Fuller Reports Third Quarter 2011 Results

Q3 EPS $0.47;

Operating Income1 up 43 Percent, EPS up 24 Percent versus Prior Year

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the third quarter that ended August 27, 2011.

Third Quarter 2011 Highlights Included:

•	Net revenue increased 15 percent year-over-year;

•	Gross profit margin improved 30 basis points sequentially and 50 basis points year-over-year in the face of significant continued raw material cost inflation;

•	Selling, General and Administrative (SG&A) expense reduced by 120 basis points as a percent of net revenue year-over-year;

Third Quarter 2011 Results:

Net income for the third quarter of 2011 was $23.2 million, or $0.47 per diluted share, versus $19.0 million, or $0.38 per diluted share, in last year’s third quarter. Diluted earnings per share in the third quarter of 2011 increased 24 percent compared to the results of the prior year.

Net revenue for the third quarter of 2011 was $387.8 million, up 14.5 percent versus the third quarter of 2010. Higher average selling prices and favorable foreign currency translation positively impacted net revenue growth by 10.5 and 6.0 percentage points, respectively. Lower volume reduced net revenue growth by 2.0 percentage points. Organic revenue grew by 8.5 percent year-over-year. On a sequential basis, net revenue decreased approximately 2 percent relative to the second quarter of 2011, driven by softer end-market demand, especially in EIMEA.

Gross profit margin was up 50 basis points versus the third quarter of 2010, and 30 basis points versus the previous quarter reflecting the cumulative positive impact of pricing actions, product reformulations and substitutions over the past year. Relative to the prior year, SG&A expense was higher by 8.1 percent, driven in part by foreign currency translation, but was down 120 basis points as a percentage of net revenue. Operating income1 was $32.4 million, up 43 percent compared to the third quarter of 2010.

Balance Sheet and Cash Flow:

At the end of the third quarter of 2011, the Company had cash totaling $149 million and total debt of $238 million. This compares to second quarter levels of $138 million and $240 million, respectively. Net debt was $89 million at the end of the third quarter, down approximately $13 million from the previous quarter. Cash flow from operations was $28 million in the third quarter. Capital expenditures for the third quarter were $9.6 million.

Year-To-Date:

Net income for the first nine months of 2011 was $62.7 million, or $1.26 per diluted share, versus $48.9 million, or $0.99 per diluted share, in the first nine months of last year. Net income for the first nine months of 2010 included after-tax exit costs and non-cash impairment charges associated with the exiting of the Company’s polysulfide insulating glass sealant product line in Europe. After adjusting for these charges, net income for the first nine months of last year was $57.4 million, or $1.162 per diluted share. On a comparable basis, diluted earnings per share were up 9 percent from the adjusted results of the prior year.

Net revenue for the first nine months of 2011 was $1,121.0 million, up 12.6 percent versus the first nine months of 2010. Higher average selling prices, favorable foreign currency translation and acquisitions positively impacted net revenue growth by 9.1, 2.8 and 1.1 percentage points, respectively. Lower volume reduced net revenue growth by 0.4 percentage points. Organic revenue grew by 8.7 percent year-over-year in the first nine months of 2011. Operating income1 was up 15 percent compared to the adjusted results2 in the first nine months of last year.

Fiscal 2011 Outlook:

“We are pleased with our results for the third quarter and for the entire year thus far,” said Jim Owens, H. B. Fuller president and chief executive officer. “In the third quarter raw material inflation continued and end-market demand softened. In the face of these adverse conditions, we increased revenue, improved gross margin and reduced our operating expenses as a percentage of revenue. Despite continuing challenges in end-market conditions, we expect a strong fourth quarter built on further revenue growth and margin expansion.”

The following highlights the Company’s expectations for several key metrics in its 2011 financial outlook:

•	Net revenue of $1,545 million to $1,560 million, up 14 percent to 15 percent relative to 2010;

•	Earnings per diluted share of between $1.85 and $1.90, or $0.59 to $0.64 in the fourth quarter;

•	Capital expenditures approximately $40 million;

•	The Company’s effective tax rate, excluding discrete items, is expected to be 31 percent.

As previously disclosed, the 2011 fiscal year for the Company will comprise 53 weeks. This financial outlook includes the impact of the additional week, which will be included in the fourth quarter results.

Conference Call:

The Company will host an investor conference call to discuss third quarter 2011 results on Thursday, September 22, 2011, at 9:30 a.m. Central time (10:30 a.m. Eastern time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding operating income, operating margin, adjusted diluted earnings per share, and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For nearly 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. Recognized for unmatched technical support and innovation, H.B. Fuller brings knowledge and strength to help its customers find precisely the right formulation for the right performance. With fiscal 2010 net revenue of $1.36 billion, H.B. Fuller serves customers in packaging, hygiene, paper converting, general assembly, woodworking, construction, and consumer businesses. For more information, visit HBFuller.com, HBFullerStrength.com, read our blog or follow GlueTalk on Twitter.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-Q filings of March 28, 2011 and June 24, 2011, and 10-K filing for the fiscal year ended November 27, 2010. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended August 27, 2011	Percent of Net Revenue	13 Weeks Ended August 28, 2010	Percent of Net Revenue

Net revenue	$387,756	100.0%	$338,568	100.0%
Cost of sales	(275,775)	(71.1%)	(242,294)	(71.6%)

Gross profit	111,981	28.9%	96,274	28.4%

Selling, general and administrative expenses	(79,542)	(20.5%)	(73,584)	(21.7%)
Other income (expense), net	1,568	0.4%	1,041	0.3%
Interest expense	(2,763)	(0.7%)	(2,669)	(0.8%)

Income before income taxes and income from equity method investments	31,244	8.1%	21,062	6.2%

Income taxes	(9,948)	(2.6%)	(4,071)	(1.2%)

Income from equity method investments	2,095	0.5%	1,859	0.5%

Net income including non-controlling interests	23,391	6.0%	18,850	5.6%

Net (income) loss attributable to non-controlling interests	(171)	(0.0%)	128	0.0%

Net income attributable to H.B. Fuller	$23,220	6.0%	$18,978	5.6%

Basic income per common share attributable to H.B. Fuller	$0.47		$0.39

Diluted income per common share attributable to H.B. Fuller	$0.47		$0.38

Weighted-average common shares outstanding:
Basic	49,000		48,595
Diluted	49,917		49,585

Dividends declared per common share	$0.0750		$0.0700

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Quarterly Report on Form 10-Q)

	August 27, 2011	November 27, 2010	August 28, 2010
Cash & cash equivalents	$149,133	$133,277	$140,717
Trade accounts receivable, net	242,014	221,020	209,429
Inventories	172,946	121,621	148,464
Trade payables	138,872	102,107	118,967
Total assets	1,285,548	1,153,457	1,178,669
Total debt	238,146	250,721	299,355

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	39 Weeks Ended August 27, 2011	Percent of Net Revenue	39 Weeks Ended August 28, 2010	Percent of Net Revenue

Net revenue	$1,121,026	100.0%	$995,918	100.0%
Cost of sales	(799,549)	(71.3%)	(700,857)	(70.4%)

Gross profit	321,477	28.7%	295,061	29.6%

Selling, general and administrative expenses	(232,803)	(20.8%)	(220,324)	(22.1%)
Asset impairment charges	(332)	(0.0%)	(8,785)	(0.9%)
Other income (expense), net	1,811	0.2%	2,318	0.2%
Interest expense	(7,916)	(0.7%)	(7,660)	(0.8%)

Income before income taxes and income from equity method investments	82,237	7.3%	60,610	6.1%

Income taxes	(26,217)	(2.3%)	(17,152)	(1.7%)

Income from equity method investments	6,431	0.6%	5,391	0.5%

Net income including non-controlling interests	62,451	5.6%	48,849	4.9%

Net loss attributable to non-controlling interests	246	0.0%	92	0.0%

Net income attributable to H.B. Fuller	$62,697	5.6%	$48,941	4.9%

Basic income per common share attributable to H.B. Fuller	$1.28		$1.01

Diluted income per common share attributable to H.B. Fuller	$1.26		$0.99

Weighted-average common shares outstanding:
Basic	49,009		48,552
Diluted	49,881		49,564

Dividends declared per common share	$0.2200		$0.2080

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended August 27, 2011	13 Weeks Ended August 28, 2010
Net Revenue:
North America	$159,531	$146,583
EIMEA	117,105	97,307
Latin America	60,907	53,726
Asia Pacific	50,213	40,952

Total H.B. Fuller	$387,756	$338,568

Operating Income:[1]
North America	$22,207	$18,491
EIMEA	6,667	2,276
Latin America	1,489	1,207
Asia Pacific	2,076	716

Total H.B. Fuller	$32,439	$22,690

Depreciation Expense:
North America	$3,189	$3,415
EIMEA	2,466	2,283
Latin America	992	1,055
Asia Pacific	1,023	829

Total H.B. Fuller	$7,670	$7,582

Amortization Expense:
North America	$2,030	$2,009
EIMEA	233	219
Latin America	7	12
Asia Pacific	276	261

Total H.B. Fuller	$2,546	$2,501

EBITDA:[3]
North America	$27,426	$23,915
EIMEA	9,366	4,778
Latin America	2,488	2,274
Asia Pacific	3,375	1,806

Total H.B. Fuller	$42,655	$32,773

Operating Margin:[4]
North America	13.9%	12.6%
EIMEA	5.7%	2.3%
Latin America	2.4%	2.2%
Asia Pacific	4.1%	1.7%

Total H.B. Fuller	8.4%	6.7%

EBITDA Margin:[3]
North America	17.2%	16.3%
EIMEA	8.0%	4.9%
Latin America	4.1%	4.2%
Asia Pacific	6.7%	4.4%

Total H.B. Fuller	11.0%	9.7%

Net Revenue Growth:
North America	8.8%
EIMEA	20.4%
Latin America	13.4%
Asia Pacific	22.6%

Total H.B. Fuller	14.5%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

In thousands (unaudited)

	39 Weeks Ended August 27, 2011	39 Weeks Ended August 28, 2010
Net Revenue:
North America	$454,786	$424,752
EIMEA	339,602	295,893
Latin America	182,760	163,758
Asia Pacific	143,878	111,515

Total H.B. Fuller	$1,121,026	$995,918

Operating Income:[1]
North America	$57,666	$54,537
EIMEA	16,691	9,680
Latin America	8,516	6,317
Asia Pacific	5,801	4,203

Total H.B. Fuller	$88,674	$74,737

Depreciation Expense:
North America	$9,643	$10,256
EIMEA	7,097	7,055
Latin America	3,010	3,099
Asia Pacific	2,874	1,982

Total H.B. Fuller	$22,624	$22,392

Amortization Expense:
North America	$6,026	$6,380
EIMEA	689	1,390
Latin America	21	191
Asia Pacific	819	364

Total H.B. Fuller	$7,555	$8,325

EBITDA:[3]
North America	$73,335	$71,173
EIMEA	24,477	18,125
Latin America	11,547	9,607
Asia Pacific	9,494	6,549

Total H.B. Fuller	$118,853	$105,454

Operating Margin:[4]
North America	12.7%	12.8%
EIMEA	4.9%	3.3%
Latin America	4.7%	3.9%
Asia Pacific	4.0%	3.8%

Total H.B. Fuller	7.9%	7.5%

EBITDA Margin:[3]
North America	16.1%	16.8%
EIMEA	7.2%	6.1%
Latin America	6.3%	5.9%
Asia Pacific	6.6%	5.9%

Total H.B. Fuller	10.6%	10.6%

Net Revenue Growth:
North America	7.1%
EIMEA	14.8%
Latin America	11.6%
Asia Pacific	29.0%

Total H.B. Fuller	12.6%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

(unaudited)

13 Weeks Ended August 27, 2011

	North America	EIMEA	Latin America	Asia Pacific	Total HBF
Price	10.5%	12.6%	11.5%	4.6%	10.5%
Volume	(2.2%)	(6.8%)	1.9%	5.1%	(2.0%)

Organic Growth	8.3%	5.8%	13.4%	9.7%	8.5%
F/X	0.5%	14.6%	0.0%	12.9%	6.0%

	8.8%	20.4%	13.4%	22.6%	14.5%

39 Weeks Ended August 27, 2011

	North America	EIMEA	Latin America	Asia Pacific	Total HBF
Price	8.5%	10.7%	11.0%	4.0%	9.1%
Volume	(1.8%)	(1.1%)	0.6%	5.5%	(0.4%)

Organic Growth	6.7%	9.6%	11.6%	9.5%	8.7%
F/X	0.4%	5.2%	0.0%	9.5%	2.8%
Acquisition	0.0%	0.0%	0.0%	10.0%	1.1%

	7.1%	14.8%	11.6%	29.0%	12.6%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended August 27, 2011	13 Weeks Ended August 28, 2010

Net revenue	$387,756	$338,568
Cost of sales	(275,775)	(242,294)

Gross profit	111,981	96,274

Selling, general and administrative expenses	(79,542)	(73,584)

Operating Income[1]	32,439	22,690

Depreciation expense	7,670	7,582
Amortization expense	2,546	2,501

EBITDA[3]	$42,655	$32,773

EBITDA Margin[3]	11.0%	9.7%

	39 Weeks Ended August 27, 2011	39 Weeks Ended August 28, 2010

Net revenue	$1,121,026	$995,918
Cost of sales	(799,549)	(700,857)

Gross profit	321,477	295,061

Selling, general and administrative expenses	(232,803)	(220,324)

Operating Income[1]	88,674	74,737

Depreciation expense	22,624	22,392
Amortization expense	7,555	8,325

EBITDA[3]	$118,853	$105,454

EBITDA Margin[3]	10.6%	10.6%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	39 Weeks Ended August 28, 2010	Product Line Exit Adjustments	Adjusted 39 Weeks Ended August 28, 2010

Net revenue	$995,918	$—	$995,918
Cost of sales	(700,857)	(1,831)	(699,026)

Gross profit	295,061	(1,831)	296,892

Selling, general and administrative expenses	(220,324)	(752)	(219,572)
Asset impairment charges	(8,785)	(8,785)	—
Other income (expense), net	2,318	—	2,318
Interest expense	(7,660)	—	(7,660)

Income before income taxes and income from equity method investments	60,610	(11,368)	71,978

Income taxes	(17,152)	2,928	(20,080)

Income from equity method investments	5,391	—	5,391

Net income including non-controlling interests	48,849	(8,440)	57,289

Net loss attributable to non-controlling interests	92	—	92

Net income attributable to H.B. Fuller	$48,941	$(8,440)	$57,381

Basic income per common share attributable to H.B. Fuller	$1.01	$(0.17)	$1.18

Diluted income per common share attributable to H.B. Fuller	$0.99	$(0.17)	$1.16 [2]

Weighted-average common shares outstanding:
Basic	48,552	48,552	48,552
Diluted	49,564	49,564	49,564

[1]	Operating income is defined as gross profit less SG&A expense.
[2]

Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure. Second quarter 2010 excludes after-tax exit costs and non-cash impairment charges associated with the exit of the Company’s European polysulfide-based insulating glass product line of $1.7 million ($0.03 per diluted share) and $6.7 million ($0.14 per diluted share) respectively. A full reconciliation is provided in the tables above.

[3]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a regional basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.

[4]	Operating Margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.